Exhibit (c)(v)

Project Jaguar

Presentation to the Board of Directors

Goldman Sachs & Co. LLC

January 26, 2021

Disclaimer

These materials have been prepared by Goldman Sachs & Co. LLC ("Goldman Sachs") on a confidential basis solely for the information and assistance of the Board of Directors of Panther, Inc. (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.

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Table of Contents

I. Transaction Overview

II. Panther Financial Analysis

Appendix A: WACC Analysis

Appendix B: Supporting Materials

I. Transaction Overview

Summary of Transaction Terms

(US$ in millions, except per share data) | FYE 31-Mar

	Metric:	Viper
Implied Offer Price Per Share		**$ 29.35**
Value of Cash Consideration per Share		*$ 29.35*
Implied Premium of Implied Value to:		
Undisturbed Panther Share Price (06-Nov-2020)	*$ 19.60*	*49.7 %*
30-Day VWAP	*$ 24.71*	*18.8 %*
60-Day VWAP	*$ 23.10*	*27.1 %*
90-Day VWAP	*$ 21.68*	*35.4 %*
Median Analyst Price Target	*$ 25.50*	*15.1 %*
Panther Fully Diluted Shares Outstanding[1]		165.4
Panther Equity Value		**$ 4,853**
(+) Net Debt[2]		$ 2,192
Panther Enterprise Value		**$ 7,046**

EV / EBITDA (Management)	**Management[3]**	FY 2021E	$ 724	9.7 x
		FY 2022E	626	11.3
	Burdened by SBC Expense and Excludes NGEN[4]	FY 2021E	$ 578	12.2 x
		FY 2022E	579	12.2

Source: Bloomberg, Company filings, Panther Management Projections per Panther Management; market data as of 25-Jan-2021

[1] Assumes Panther diluted shares outstanding using the Treasury Stock Method as of 25-Jan-2021 based on 161.0mm basic shares, 0.1mm options (weighted-average strike price: $14.20), 2.1mm RSUs and 2.2mm PSUs per Panther Management.

[2] Latest Panther balance sheet as of 01-Jan-2021 per Panther Management.

[3] Panther Adj. EBITDA includes NGEN-SMIT and adds back stock based compensation expense.

[4] Panther Adj. EBITDA excludes NGEN-SMIT and is burdened by stock based compensation expense.

II. Panther Financial Analysis

Panther Financial Projections

(US$ in millions) | FYE 31-Mar

NGEN Contract

Management Projections

Revenue


YoY Growth (incl. NGEN)
1.7%
5.4%
0.7%
(13.0)%
1.2%
4.0%
4.0%
4.0%
$ 4,274
$ 4,504
$ 4,535
$ 3,945
$ 3,549
$ 3,676
$ 3,692
$ 3,840
$ 3,994
$ 4,153
$ 4,320
$ 4,492
FY19A
FY20A
FY21E
FY22E
FY23E
FY24E
FY25E
FY26E

21-26E CAGR (0.2)%

(incl. NGEN)

Adj. EBITDA[1]


Margin (incl. NGEN)
17.8%
17.3%
16.0%
15.9%
15.4%
15.2%
14.9%
14.7%
$ 760
$ 778
$ 724
$ 626
$ 686
$ 663
$ 613
$ 614
$ 617
$ 630
$ 644
$ 659
FY19A
FY20A
FY21E
FY22E
FY23E
FY24E
FY25E
FY26E

21-26E CAGR (1.9)%

(incl. NGEN)

	FY19A	FY20A	FY21E	FY22E	FY23E	FY24E	FY25E	FY26E
Excl. NGEN, Burdened by SBC[2]	**$ 675**	**$ 640**	**$ 578**	**$ 579**	**$ 582**	**$ 595**	**$ 609**	**$ 624**
Margin %	*19.0 %*	*17.4 %*	*15.6 %*	*15.1 %*	*14.6 %*	*14.3 %*	*14.1 %*	*13.9 %*

Source: Panther Management Projections per Panther Management

[1] Panther Adj. EBITDA adds back stock based compensation expense.

[2] EBITDA excluding NGEN and burdened by stock based compensation expense is inclusive of stock based compensation attributable to NGEN.

Illustrative Financial Analyses of Panther

Management Projections

		Key Assumptions	Illustrative Valuation ($ Per Share) Low	Illustrative Valuation ($ Per Share) High
Valuation Analyses	Discounted Cash Flow	■ Illustrative WACC: 6.25%-7.25% — Includes present value of tax assets of $153mm discounted at pre-tax cost of debt of 4.50% ■ Illustrative EV / EBITDA exit multiple: 8.5x-10.5x	$ 20	$ 27
Valuation Analyses	Present Value of Future Share Price (EV / EBITDA)	■ Forward EV / EBITDA multiple range of 8.0x-10.0x ■ Forward FY2021-FY2024 share prices discounted at illustrative cost of equity of 8.0%	$ 16	$ 24
Valuation Analyses	Precedent Transactions	■ LTM EV / EBITDA range of 11.0x – 13.0x ■ FY2021E EBITDA (ex. NGEN)[1]: $578mm	$ 25	$ 32
Valuation Analyses	Historical M&A Premia[2] (All Cash)	■ US public company all-cash transactions between $1bn-$10bn since 2016 — Average: 29% — Low end: ~12% (25th percentile) — High end: ~41% (75th percentile)	$ 22	$ 28
Public Market Benchmarks (For Reference Only)	Historical Trading	■ 52-week high of $29.41 on 05-Feb-2020 ■ 52-week low of $15.39 on 23-Mar-2020 ■ VWAPs: $24.71 (30-day); $23.10 (60-day); $21.68 (90-day) ■ Undisturbed share price of $19.60 on 06-Nov-2020	$ 15	$ 29
Public Market Benchmarks (For Reference Only)	Analyst Target Prices	■ Range of analyst price targets — Median: $25.50 (ratings: 1 buy / 3 hold / 1 sell) — High: $30, Stifel (07-Jan-2021); Low: $22, Goldman Sachs (13-Dec-2020)	$ 22	$ 30

Offer Price: $29.35

Source: Company filings, Bloomberg, Panther Management Projections per Panther Management; market data as of 25-Jan-2021

Note: FCFs discounted assuming mid-year convention. Figures discounted to 01-Jan-2021. Panther diluted shares assumes 161.0mm basic shares, 0.1mm options (weighted-average strike price: $14.20), 2.1mm RSUs and 2.2mm PSUs per Panther Management. Panther undisturbed share price of $19.60 as of 06-Nov-2020.

[1] Panther Adj. EBITDA excludes NGEN-SMIT and burdened by stock based compensation expense. [2] Assumes M&A premia applied to undisturbed share price of $19.60.

Panther Free Cash Flow Build

(US$ in millions, except otherwise stated)

	FY 2021 (3 Months)	FY 2022	FY 2023	FY 2024	FY 2025	FY 2026	Terminal
Revenue	$ 1,142	$ 3,945	$ 3,994	$ 4,153	$ 4,320	$ 4,492	$ 4,492
% YoY Growth	*0.7 %*	*(13.0)%*	*1.2 %*	*4.0 %*	*4.0 %*	*4.0 %*	
Adj. EBITDA[1]	180	591	582	595	609	624	624
% Margin	*15.8 %*	*15.0 %*	*14.6 %*	*14.3 %*	*14.1 %*	*13.9 %*	*13.9 %*
Adj. EBIT[1]	148	476	482	500	522	544	554
% Margin	*12.9 %*	*12.1 %*	*12.1 %*	*12.0 %*	*12.1 %*	*12.1 %*	*12.3 %*
Tax	37	120	121	126	131	137	140
% Tax Rate	*25.2 %*	*25.2 %*	*25.2 %*	*25.2 %*	*25.2 %*	*25.2 %*	*25.2 %*
NOPAT	$ 111	$ 356	$ 360	$ 374	$ 390	$ 407	$ 414
(+) Depreciation & Amortization	32	115	100	95	88	80	70
(-) Capex	(6)	(15)	(15)	(16)	(16)	(17)	(17)
(-) Finance Lease Payments	(27)	(94)	(70)	(60)	(58)	(56)	(56)
(+/-) Change in NWC	14	(32)	(14)	28	34	34	(9)
(+/-) Other Cash Items[2]	(3)	(9)	(20)	(21)	(26)	(24)	(3)
Unlevered FCF	**$ 122**	**$ 321**	**$ 341**	**$ 400**	**$ 412**	**$ 424**	**$ 399**

Source: Bloomberg, Company filings, Panther Management Projections per Panther Management; market data as of 25-Jan-2021
Note: FYE 31-Mar.
[1] Burdened by stock based compensation expense. [2] Includes pension contributions and payments for outsourcing contracts.

Illustrative Panther DCF Analysis Sensitivities

Based on Management Projections
(US$ in millions, except otherwise stated)

Exit Multiple Method

Implied Share Price

WACC	Terminal EV/EBITDA Multiple 8.5 x	9.5 x	10.5 x
6.25 %	$ 21.40	$ 24.15	$ 26.89
6.75 %	20.71	23.39	26.07
7.25 %	20.04	22.65	25.26

Implied Terminal Value as % of EV

WACC	Terminal EV/EBITDA Multiple 8.5 x	9.5 x	10.5 x
6.25 %	69.2 %	71.5 %	73.5 %
6.75 %	68.9 %	71.2 %	73.3 %
7.25 %	68.6 %	71.0 %	73.0 %

Source: Bloomberg, Company filings, Panther Management Projections per Panther Management; market data as of 25-Jan-2021
Note: FYE 31-Mar. Valuation date of 01-Jan-2021. Implied equity value per share based on fully diluted shares outstanding of as of 01-Jan-2021. Panther diluted shares assumes 161.0mm basic shares, 0.1mm options (weighted-average strike price: $14.20), 2.1mm RSUs and 2.2mm PSUs per Panther Management. Panther tax assets per Panther Management.

Historical Trading Multiples

LTM EV / EBITDA

Panther Multiple vs. Government Services Peers (LTM EV/EBITDA)

Average	10Y	5Y	Since RMT	2Y	1Y
Panther (to undisturbed date)[1]	NA	NA	8.6 x	8.4 x	8.3 x
Government Services[2]	10.2	13.0	14.0	14.3	14.0


20x
16x
12x
8x
4x
0x
LTM EBITDA Multiple
Jan-2011
Sep-2012
May-2014
Jan-2016
Sep-2017
May-2019
Jan-2021
15.8 x
9.6 x
8.0 x
Panther multiples shown through to undisturbed date
(6-Nov-2020)
Current multiple (incl. NGEN): 9.6x
Current multiple (excl. NGEN): 11.5x
Panther
Panther (ex. NGEN-SMIT)
Government Services²

Panther Multiple Premium / (Discount) to Government Services (LTM EV/EBITDA)[3]

Average	Since RMT	2Y	1Y	6M	3M
Average	(4.9)x	(5.1)x	(4.8)x	(3.6)x	(3.5)x


Premium / (Discount) to Government Services
15x
0x
(15)x
Based on Multiple incl. NGEN-SMIT
Based on Multiple excl. NGEN-SMIT
(3.4)x
Jul-2018
Oct-2018
Jan-2019
Apr-2019
Jul-2019
Oct-2019
Jan-2020
Apr-2020
Jul-2020
Oct-2020
Premium
Discount

Source: IBES median estimates; market data as of 25-Jan-2021

Note: Panther EBITDA projections burdened by stock based compensation expense. Enterprise Values include finance leases. [1] Undisturbed date of 06-Nov-2020. [2] Government Services peers include Booz Allen Hamilton, CACI International, Leidos, ManTech and SAIC. [3] Premium / (discount) shown between Panther (ex. NGEN-SMIT) vs. peers where relevant. Data shown through to undisturbed date (06-Nov-2020).

Illustrative Present Value of Future Stock Price Analysis

INVESTMENT BANKING DIVISION

Based on Management Projections | (US$ per share)

Present Value of Future Stock Price Analysis

FYE 31-Mar:		2021E	2022E	2023E	2024E
Forward Adj. EBITDA[1]		$ 591	$ 582	$ 595	$ 609
(x) Forward EV/EBITDA Multiple		9.0 x	9.0 x	9.0 x	9.0 x
Enterprise Value		**$ 5,320**	**$ 5,237**	**$ 5,358**	**$ 5,482**
(-) Net Debt @ FYE		(2,061)	(1,820)	(1,585)	(1,310)
Equity Value		**$ 3,259**	**$ 3,416**	**$ 3,772**	**$ 4,172**
(/) Diluted No. Shares Outstanding		165.3	165.3	165.3	165.3
Future Share Price (excl. Dividends)		**$ 19.71**	**$ 20.66**	**$ 22.82**	**$ 25.23**
PV of Future Share Price (excl. Dividends)		**$ 19.34**	**$ 18.78**	**$ 19.20**	**$ 19.66**
PV of Cumulative Dividends Per Share		0.07	0.36	0.66	0.98
PV of Future Share Price (incl. Dividends)		**$ 19.41**	**$ 19.14**	**$ 19.86**	**$ 20.63**
Future Share Price (incl. Dividends)					
@ 8.0 x Fwd. EBITDA[1]	8.0 x	$ 16.20	$ 17.52	$ 19.94	$ 22.65
@ 9.0 x Fwd. EBITDA[1]	9.0	19.78	21.04	23.54	26.34
@ 10.0 x Fwd. EBITDA[1]	10.0	23.35	24.56	27.14	30.02
PV of Future Share Price (incl. Dividends)					
@ 8.0 x Fwd. EBITDA[1]	8.0 x	$ 15.90	$ 15.94	$ 16.83	$ 17.76
@ 9.0 x Fwd. EBITDA[1]	9.0	19.41	19.14	19.86	20.63
@ 10.0 x Fwd. EBITDA[1]	10.0	22.92	22.33	22.89	23.50

Implied PV of Future Stock Price



$ 30.00
$ 25.00
$ 20.00
$ 15.00
$ 10.00
$22.92
$22.33
$22.89
$23.50
$19.41
$19.14
$19.86
$20.63
$ 19.60
$ 15.90
$ 15.94
$ 16.83
$ 17.76
2021E
2022E
2023E
2024E
@ 8.0 x Fwd. EBITDA¹
@ 9.0 x Fwd. EBITDA¹
@ 10.0 x Fwd. EBITDA¹
Undisturbed Share Price

Source: Panther Management Projections per Panther Management, public filings; market data as of 25-Jan-2021
Note: Valuation date as of 01-Jan-2021. Assumes illustrative cost of equity of 8.0%. Assumes quarterly dividends paid on 15-Jul, 15-Oct, 15-Jan and 15-Apr every year, per existing Panther dividend policy. Panther diluted shares assumes 161.0mm basic shares, 0.1mm options (weighted-average strike price: $14.20), 2.1mm RSUs and 2.2mm PSUs per Panther Management.
[1] Panther forward adj. EBITDA burdened by stock based compensation expense.

Historical Trading Multiples

NTM EV / EBITDA

NTM EV / EBITDA

Average	Since RMT	2Y	1Y	YTD
Panther	9.1 x	9.2 x	9.5 x	10.7 x
Government Services¹	12.6	12.7	12.7	13.1


16x
14x
12x
10x
8x
6x
06-Nov-2020
Undisturbed Multiple: 9.1x
13.7 x
11.1 x
Jul-2018
Dec-2018
Jun-2019
Dec-2019
Jun-2020
Dec-2020
Panther
Government Services¹

Source: IBES median estimates as of 25-Jan-2021

Note: Panther EBITDA projections burdened by stock based compensation expense. Enterprise Values include finance leases. [1] Government Services peers include Booz Allen Hamilton, CACI International, Leidos, ManTech and SAIC.

Selected Government Services Transactions

LTM EV / EBITDA
(US$ in millions)


Median: 11.9x
12.1 x
12.6 x
11.6 x
11.1 x

Target	CSRA	ENGILITY Your Mission. Our Commitment.	AECOM Management Services	UNISYS
Acquirer	GENERAL DYNAMICS	SAIC	AMERICAN SECURITIES LINDSAY GOLDBERG	SAIC
Date	Feb-2018	Sep-2018	Oct-2019	Feb-2020
EV	$9,700	$2,250	$2,405	$1,025

Source: Public filings and press releases
Note: General Dynamics / CSRA multiple net of $250mm of tax benefits; SAIC / Engility multiple net of $250mm of tax benefits; SAIC / Unisys multiple net of $175mm of tax benefits.

Historical Acquisition Premia

Acquisition Implied Premia for US-Based Targets | 100% Cash Consideration

Precedent Acquisition Premia[1]

	# of Deals	Average Premium	Median Premium
Since 2016	229	29 %	21 %
Since 2019	73	32 %	25 %
2020	32	33 %	27 %

Overall 1st quartile to 3rd quartile range:

12 – 41%


3rd Quartile:
Average:
1st Quartile:
43 %
31 %
14 %
31 %
24 %
9 %
36 %
29 %
9 %
44 %
31 %
16 %
49 %
33 %
13 %
2016
2017
2018
2019
2020

	2016	2017	2018	2019	2020
Number of Deals:	***61***	***50***	***45***	***41***	***32***

Source: Dealogic

Note: The range for the purpose of the analysis includes US-based targets in all cash transactions across all sectors in which deal EV was between $1bn and $10bn from 2016 to 2020. Acquisition premia shown represent premium to 1-day unaffected stock price.

Appendix A: WACC Analysis

Betas Over Time

Panther vs. Government Services Peers

Average	3M	6M	1Y	2Y	3Y	5Y	10Y
Panther	1.18	1.17	1.14	1.14	NA	NA	NA
Government Services[1]	1.11	1.11	1.10	1.04	1.07	1.08	1.00


1.40
1.25
1.10
0.95
0.80
0.65
Beta
1.19
1.12
Jan-2019
May-2019
Sep-2019
Jan-2020
May-2020
Sep-2020
Jan-2021
Panther
Government Services¹

Source: Axioma as of 25-Jan-2021

[1] Government Services peers include Booz Allen Hamilton, CACI International, Leidos, ManTech and SAIC.

Goldman Sachs

Panther WACC Analysis

(US$ in millions, except otherwise stated)

Input	Value	Commentary
Risk-Free Rate	1.5 %	■ Yield on a 30 year U.S. government bond that with a 20 year duration as of 25-Jan-2021
Equity Beta	1.19	■ Current beta of 1.19
Equity Risk Premium	5.6 %	■ Long-term US equity risk premium
Cost of Equity	**8.2 %**	
Pre-Tax Cost of Debt	4.5 %	■ Illustrative long-term cost of debt
Marginal Tax Rate	25.2 %	■ Management projected tax rate
Post-Tax Cost of Debt	**3.4 %**	
Debt / Capital	30.0%	■ Target capital structure per Panther Management guidance
Equity / Capital	70.0 %	
Calculated WACC	**6.7 %**	

Sector Betas

Government Services	
Booz	0.81
CACI	0.96
Leidos	1.18
ManTech	1.12
Panther	1.19
SAIC	1.35
Median	**1.12**

Peers

Company	Market Cap	Debt / Cap	Debt / Equity	Equity Beta	Asset Beta
Panther	**$ 4,349**	**37.1 %**	**59.0 %**	**1.19**	**0.81**
Peer Median	6,510	20.3	25.4	1.12	0.95
Overall Median	$ 6,223	21.9 %	28.1 %	1.15	0.88

WACC Sensitivity

		Debt / Capitalization		
		20.0 %	30.0 %	40.0 %
Equity Beta	1.10	6.9 %	6.4 %	6.0 %
	1.15	7.1	6.6	6.1
	1.20	7.3	6.8	6.3

Source: Bloomberg, Axioma; market data as of 25-Jan-2021.
Note: Equity beta based on the Axioma beta which is based on a historical 2-year weekly regression. Capital structure includes finance leases. Panther balance sheet as of 01-Jan-2021.

Appendix B: Supporting Materials

Panther Equity Capitalization Table

As of 25-Jan-2021 @ $29.35 Offer Price / Share

	Period End Date	No. Outstanding (mm)	Strike Price	Offer Price Per Treasury Stock Method
Common Shares Outstanding	**15-Jan-2021**	**161.045**		**161.045**
Potentially Dilutive Securities				
Options	15-Jan-2021	0.002	$ 12.01	0.001
Options	15-Jan-2021	0.006	$ 12.01	0.003
Options	15-Jan-2021	0.008	$ 16.62	0.004
Options	15-Jan-2021	0.008	$ 16.62	0.004
Options	15-Jan-2021	0.006	$ 16.62	0.003
Options	15-Jan-2021	0.004	$ 16.62	0.002
Options	15-Jan-2021	0.008	$ 16.62	0.003
Options	15-Jan-2021	0.004	$ 11.88	0.002
Options	15-Jan-2021	0.004	$ 11.88	0.003
Options	15-Jan-2021	0.004	$ 11.88	0.003
Options	15-Jan-2021	0.008	$ 11.88	0.005
Options	15-Jan-2021	0.003	$ 11.88	0.002
Options	15-Jan-2021	0.005	$ 11.88	0.003
Restricted Stock Awards / Units	15-Jan-2021	2.062	-	2.062
Performance Shares	15-Jan-2021	2.213	-	2.213
Total Potential Dilution @ $29.35 Offer Price (mm)				**4.311**
Diluted Shares Outstanding				**165.357**

Source: Panther Management, Bloomberg; market data as of 25-Jan-2021
Note: Performance shares vesting percentages based on Q2 FY2021 closing process forecast.

Goldman Sachs

NPV of Panther Tax Assets

(US$ in millions, except otherwise stated)

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	Total
Tax Amortization of Intangibles and Goodwill																
Annual Deduction	$ 73	$ 71	$ 70	$ 65	$ 53	$ 19	$ 19	$ 19	$ 19	$ 19	$ 19	$ 19	$ 19	$ 9	$ 0	
Tax Rate	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	25.2 %	
Net Benefit	**$ 18**	**$ 18**	**$ 18**	**$ 16**	**$ 13**	**$ 5**	**$ 5**	**$ 5**	**$ 5**	**$ 5**	**$ 5**	**$ 5**	**$ 5**	**$ 2**	**$ 0**	**$ 125**
Discounted Benefit:																
@ 4.50 % Panther Kd	**$ 18**	**$ 17**	**$ 16**	**$ 14**	**$ 11**	**$ 4**	**$ 4**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 1**	**$ 0**	**$ 102**
Tax Depreciation of Fixed Assets																
Annual Deduction	$ 14	$ 8	$ 5	$ 5	-	-	-	-	-	-	-	-	-	-	-	
Tax Rate	25.2 %	25.2 %	25.2 %	25.2 %	-	-	-	-	-	-	-	-	-	-	-	
Net Benefit	**$ 3**	**$ 2**	**$ 1**	**$ 1**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**$ 8**
Discounted Benefit:																
@ 4.50 % Panther Kd	**$ 3**	**$ 2**	**$ 1**	**$ 1**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**$ 7**
Tax Available NOLs after 382 Limitation[1]																
Annual Deduction	$ 78	$ 80	$ 25	-	-	-	-	-	-	-	-	-	-	-	-	
Tax Rate	25.2 %	25.2 %	25.2 %	-	-	-	-	-	-	-	-	-	-	-	-	
Net Benefit	**$ 20**	**$ 20**	**$ 6**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**$ 46**
Discounted Benefit:																
@ 4.50 % Panther Kd	**$ 19**	**$ 19**	**$ 6**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**$ 43**
Total NPV of Tax Assets @ 4.50 % Panther Kd	**$ 40**	**$ 37**	**$ 22**	**$ 15**	**$ 11**	**$ 4**	**$ 4**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 3**	**$ 1**	**$ 0**	**$ 153**

Source: Panther tax assets projections per Panther Management
Note: FYE 31-Mar. Valuation date of 31-Mar-2021.
[1] Based on current 382 limitation from Vencore acquisition and does not incorporate additional 382 limitation from proposed transaction per Panther Management.

Comparison of Selected Companies

(US$ in millions, except per share data)

Company	Closing Price 25-Jan-2021	% of 52 Week High	Adjusted Equity Market Cap[1]	Adjusted Enterprise Value[1]	Enterprise Value Multiples[2] EBITDA 2021E	2022E	Calendarized P/E Multiples[2] 2021E	2022E	Net Debt / LTM EBITDA	Dividend Yield[3]
Panther	**$ 26.54**	**90.1 %**	**$ 4,349**	**$ 6,700**	**11.0 x**	**11.0 x**	**13.6 x**	**12.6 x**	**3.9 x**	**1.1 %**
Government Services										
Booz Allen Hamilton	$ 97.56	99 %	$ 13,454	$ 14,945	16.9 x	16.0 x	23.8 x	22.0 x	1.9 x	1.3 %
CACI International	253.09	88	6,510	8,039	11.8	11.2	16.4	15.3	2.5	0.0
Leidos	112.70	90	16,425	20,891	14.4	13.3	17.4	15.4	3.5	1.2
ManTech	96.44	95	3,892	3,907	16.3	15.6	27.6	25.6	0.1	1.3
SAIC	101.48	98	5,937	8,549	12.2	11.4	13.9	12.3	4.3	1.5
	High	99 %	$ 16,425	$ 20,891	16.9 x	16.0 x	27.6 x	25.6 x	4.3 x	1.5 %
	Mean	94	9,243	11,266	14.3	13.5	19.8	18.1	2.5	1.1
	Median	95	6,510	8,549	14.4	13.3	17.4	15.4	2.5	1.3
	Low	88	3,892	3,907	11.8	11.2	13.9	12.3	0.1	0.0

Source: Public filings, IBES median estimates and market data as of 25-Jan-2021
[1] Based on diluted shares outstanding. Enterprise Value includes finance leases. [2] Projected EBITDA and EPS are based on IBES median estimates and / or other Wall Street research. All research estimates have been calendarized to December year-end. Projected EBITDA is burdened by stock based compensation expense. [3] Assumes annualized latest quarter dividend / share price.